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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

                                                                    EXHIBIT 10.1

                                  AGREEMENT FOR

                                     MOSAIC
               (MAPICS Offshore Software Application India Center)

                                    IN INDIA

                                 By and Between

                                  MAPICS, Inc.

                                       and

     HCL TECHNOLOGIES LIMITED, for itself and on behalf of HCL TECHNOLOGIES
                                  AMERICA Inc.

                            Date: November 30th, 2001

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

                         AGREEMENT FOR OFFSHORE SERVICES

This agreement is entered into as of November 30, 2001 (the "Effective Date") between MAPICS, Inc., a Georgia corporation, with principal offices at 1000 Windward Concourse Pkwy, Alpharetta, GA ("COMPANY") and HCL Technologies Limited, with registered offices at 806 Siddharth, 96 Nehru Place, New Delhi 10019, India, for itself and on behalf of its wholly-owned subsidiary HCL Technologies America, Inc, a California corporation, (collectively "HCL") for the purpose as stated below:

COMPANY develops and markets enterprise application software products and delivers services associated with such offerings.

HCL is in the business of providing consulting services in software development, and has software engineering resources in the United States of America and in India to perform software development projects and consulting services.

COMPANY desires to retain HCL to provide services in India and in the United States. HCL agrees to dedicate a number of its employees on a full-time basis to staff a COMPANY Technology Center ("Technology Center") in India. Said Technology Center will be utilized to execute COMPANY's Projects, as defined.

In consideration of the mutual promises contained herein and other good and valuable consideration the sufficiency of which the Parties acknowledge, COMPANY and HCL agree as follows:

1.0 ENGAGEMENT OF HCL/TERM

1.1 The term of this Agreement shall begin as of the Effective Date and shall continue for a period of five (5) years thereafter or until such earlier time as the Agreement is terminated as set forth herein (the Term). Unless otherwise terminated, the parties shall meet at least eighteen months (18) prior to the expiration of the Term to negotiate a mutually acceptable extension to this Agreement.

HCL hereby agrees to provide services to COMPANY during the Term by implementing the Technology Center concept. The Technology Center will be staffed by named HCL employees who are software engineers and managers (the "Team"), who will be dedicated on software system development projects ("Projects") during the Term of this Agreement for COMPANY.

1.2 COMPANY and HCL shall agree upon the number and ramp up schedule of engineers and managers to be assigned to particular Project and the Team, in the format of Exhibit B, Staffing Requirement Forecast.

1.3 The Technology Center will be located solely at HCL's offices in Noida, India and shall not be relocated without the express written consent of Company. The

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

Technology Center will be expanded as necessary to accommodate increased requirements based on updated Staffing Requirements Forecasts. The Technology Center shall contain and HCL shall maintain at its expense, controlled access and other security measures sufficient to protect COMPANY's property while with HCL. HCL shall be responsible at its costs to provide a suitable working environment at the Technology Center for the Team and any visiting MAPICS employees or contractors. HCL shall provide MAPICS employees and agents full and safe access to its Technology Center in connection with this Agreement.

1.4 COMPANY will identify Projects to be performed by the Technology Center and provide HCL with details on the Projects and requirements. The first two SOWs are attached hereto as an Attachment to this Agreement. For any future Project, HCL will submit a Statement of Work (SOW) to COMPANY. A template of the contents of a SOW is shown in Exhibit F. COMPANY, in discussion with HCL, may accept, modify or reject such SOW. COMPANY shall in good faith attempt to respond to HCL within fifteen (15) business days from the date on which HCL submitted the SOW. If the SOW is accepted by COMPANY, COMPANY and HCL will negotiate a Statement of Work Agreement which will incorporate the terms and conditions of this Agreement and the content of the SOW. Upon execution of the SOW by the respective Project Managers, HCL will assign named resources to the Team for the completion of the Project. COMPANY will compensate HCL for work performed by its resources in connection with the Project. MAPICS shall only be obliged to pay for that work performed under a fully executed SOW.

2.0 STAFFING FORECAST, FEES AND TAXES

2.1 Exhibit B ("Staffing Requirement Forecast") attached hereto is a good-faith forecast of resources required based on current planned Projects. Said Staffing Requirement Forecast establishes HCL's engineering and managerial resource requirements for which COMPANY plans to contract during the next three (3) months. The Staffing Requirement Forecast shall be updated every three (3) months during the Term after the Effective Date as a rolling six (6) month forecast based on planned Projects by the COMPANY. COMPANY shall pay HCL for that work performed by the Team resources assigned to a Project on a time-and-materials not to exceed basis basis (unless otherwise expressly agreed) at the rates set forth in Exhibit A, subject to any termination of this Agreement by either party in accordance with Section 13.0. HCL shall not exceed the time and materials estimates provided in any SOW. The minimum resources specified for the first three (3) months of the initial forecast and the first three (3) month increment of each subsequent rolling forecast based on outstanding SoWs shall constitute minimum binding commitments on the part of COMPANY to pay for the specified minimum level of Team resources at the rates set forth in Exhibit A, subject to any termination of in accordance with Section 11.0

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

From time to time as may be appropriate during the parties relationship under this Agreement and upon request of COMPANY, HCL agrees to negotiate in good faith with COMPANY to:

     a. Provide COMPANY an arrangement whereby HCL agrees to assume the cost associated with the transition of the knowledge from COMPANY employees to HCL employees in return for COMPANY agreeing to certain minimum resource commitments over a two year period such that HCL can recover those costs over time;

     b. Provide COMPANY a financial arrangement(s) whereby HCL agrees to perform Projects and produce Deliverables hereunder at its cost and will recover such costs over time based on sales by the COMPANY; and

     c. Establish the Technology Center as a separate legal entity and provide COMPANY a partial or full equity interest in such entity in return for a resource commitment over time to recover the fair value of such interest.

HCL agrees to assign for a period of three months, at no charge to COMPANY, an On-site Project Manager (approved in advance by COMPANY) to assist in development of the transition plan for various upcoming COMPANY Projects. For purposes of this Agreement, the term "On-Site" shall mean at COMPANY's office locations in Alpharetta, Woburn, San Jose, or such other locations as COMPANY may specify and the term "Offshore" shall mean at the HCL Technology Center in Noida, India.

HCL shall commit to a shadow team in the Technology Center at no cost to COMPANY. The shadow team shall be at least 10% of the number of resources assigned to Company Projects at offshore locations. HCL shall notify COMPANY any time that it utilizes shadow resource to perform productive work on a Project. Shadow resources will be utilized to back up those dedicated named resources on Projects that resign from HCL or whose employment with HCL is otherwise terminated. HCL shall provide COMPANY the names and skill level of shadow resources assigned.

2.2 All fees or other payments to HCL will be paid by COMPANY in United States Dollars. All fees are exclusive of taxes. Currently, it is the belief of the parties that there are no taxes associated with the fees. Except for those fees associated with services performed at the rates specified and for reimbursable travel expenses incurred by HCL employees, COMPANY shall have no further obligation to reimburse HCL for any expenses or pay any other fees or payments except as otherwise expressly agreed in advance by the parties. HCL shall comply with MAPICS travel guidelines in effect from time to time. HCL shall obtain MAPICS prior approval before incurring travel expense.

2.3 The fees set forth on the Fee Schedule are valid for the Term; however, they may be renegotiated immediately prior to eighteen months from Effective Date (and each year thereafter) by mutual agreement of the Parties. Factors effecting such negotiations of increases or decreases shall include local market condition and salary

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

adjustment indices but in no event shall any increase or decrease exceed 6% of the prior year's rates. Rate changes shall only be effective after the Fee Schedule revision has been agreed to by the parties. In the event that HCL provides fee reductions to any of its other similarly situated customers, it shall bring such reductions to COMPANY's attention.

2.4 HCL shall invoice Company at the end of each thirty (30) days based upon the work performed and reimbursable travel expenses incurred, if any, during the prior period. Payment shall be due within thirty days of receipt of a valid invoice.

3.0 EQUIPMENT AND SOFTWARE

3.1 COMPANY and HCL may jointly identify certain unique hardware and software as necessary for a Project SOW in the Technology Center. Such hardware and software shall be acquired in a manner to be agreed by the parties in a SOW and, unless otherwise agreed, shall be used by HCL for the sole purpose of executing Projects or a specific SOW for COMPANY.

HCL shall provide, at its expense, appropriate computer desktop (or laptop) hardware and software and any necessary infrastructure at its Technology Center in India to allow the Team to work with COMPANY's operations in the United States. HCL shall also maintain specifically stated & agreed hardware configuration (as defined in Exhibit E) throughout the term of this Agreement.

HCL shall maintain the dedicated link to provide for voice, video and data traffic and help to eliminate all charges associated with Project related telephone & communication between COMPANY & HCL. This infrastructure shall allow for satisfactory communication between COMPANY and the Technology Center and shall be scalable for increased usage. Thus, the bandwidth & size of the link shall be maintained consistent with the number of resources on the Projects. HCL shall also maintain satisfactory live video conferencing capability at the Technology Center to enable effective communication between On-site and Offshore resources. COMPANY shall maintain the video conferencing equipment at its Alpharetta location.

3.2 HCL agrees to safeguard all hardware and software owned by MAPICS or acquired on MAPICS behalf at the Technology Center and ensure that they are handled properly and returned safely in good working condition at the end of the Project (or Term if used for multiple Projects). HCL shall ensure that it utilizes appropriate technology to prevent unauthorized access to the equipment, software, network and COMPANY's property.

3.3 HCL shall maintain access, at its expense, to commercially available standard tools and software for use on the Projects. The parties shall address in a SOW any tools or software to which HCL is not already licensed.COMPANY shall provide HCL an initial set of unique COMPANY proprietary software tools (hereinafter "COMPANY

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

Proprietary Software"). COMPANY will provide HCL with access to and the necessary rights to operate its COMPANY Proprietary Software, as necessary for HCL to perform its obligations under the Agreement. Initially identified COMPANY Proprietary Software is listed in Exhibit C. HCL understands that Deliverables and COMPANY Proprietary Software are COMPANY Confidential Information and trade secret. HCL may only use COMPANY Proprietary Software and any other materials provided by COMPANY or developed by it for COMPANY hereunder for the benefit of COMPANY and in performance of its obligations under this Agreement.

3.4 If COMPANY loans HCL any hardware for use at the Technology Center, HCL agrees to maintain adequate insurance to cover such hardware.

4.0 PROJECT CHANGE ORDERS

4.1 If COMPANY desires to change the scope of a SOW from that set forth in a SOW, a Change Request Form in the format shown in Exhibit E shall be prepared. Based upon the Change Request Form, COMPANY and HCL shall execute one (1) or more Change Orders to a specific SOW. Change Orders will be effective only when executed by all affected Parties. Change Orders may be amended or modified only as mutually agreed in writing. Change Orders will be controlled by number, will specify the SOW, and will include with reasonable specificity: (i) the changes to the Services or Deliverables to be performed by HCL or to be delivered by HCL; (ii) any new or changed responsibilities of a Party; (iii) a new timetable for completion of Services or Deliverables, as applicable; (iv) appropriate testing and acceptance procedures, if applicable; (v) changes in effort estimates, if any; and (vi) such other items as may be appropriate.

5.0 EXECUTION OF PROJECT

5.1 For every SOW to be executed by Technology Center, HCL shall identify a Project Manager from within the Technology Center, who will supervise all aspects of the Project, and COMPANY shall identify a Project Manager from within COMPANY who will work with HCL on all aspects of the SOW. COMPANY and HCL will also appoint Agreement Managers who will be responsible for the overall management and administration of this Agreement.

5.2 The required resources (engineers, managers, hardware and software) for a SOW shall be identified, mutually agreed, and allocated by HCL. HCL shall utilize those named resources previously assigned to other MAPICS Projects to ensure that there is minimal additional training required. In the event that it is unable to assign previously dedicated resource, HCL shall bear the cost of such resource until he is adequately trained.

5.3 If additional data, software, equipment or documentation is required to be provided by COMPANY for the execution of the Project, COMPANY shall provide the

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

same to HCL by the dates set forth in the SOW accepted by all affected Parties. COMPANY understands that any delays in providing these materials can adversely affect "Planned" schedules and Project milestones and prevent HCL from meeting its "Planned" schedule commitments and may increase costs. Any such resulting delay will not, in any way, be treated by COMPANY as a breach by HCL of its obligations under the contract.

5.4 HCL shall be responsible for maintaining the master copy of each SOW to reflect agreed upon modifications and updates throughout the life of the SOW. HCL shall also deliver a copy of that master copy to the COMPANY Agreement Manager and Project Manager for the applicable Project. HCL shall provide COMPANY with regular status reports on the SOW, as agreed upon in the SOW, and will participate in status review meetings as set forth in the SOW or as requested by COMPANY.

HCL shall utilize its Quality Management System with such modifications as may be requested by COMPANY, to manage each Project and shall provide COMPANY complete access on-line to all quality reports regarding the Projects. HCL represents that it is an SEI CMM Level 5 operation and that the Technology Center and Projects will be managed and measured against such standards.

5.5 COMPANY will be responsible for reviewing the progress of the SOW as indicated in the status reports and providing HCL with appropriate information or feedback on the progress if required. COMPANY shall reasonably cooperate with HCL by, among other things, making available, as reasonably requested by HCL, management decisions, information, approvals or disapprovals, and acceptances or rejections in a reasonably timely manner so that HCL may fulfill its obligations under this Agreement. COMPANY understands that delays in such reviews or decisions will cause delays to the SOW's planned execution.

Except as otherwise expressly agreed, the master copy of all source code related to the Deliverables shall be maintained on COMPANY's servers On-site, unless otherwise expressed in a SOW, and HCL shall use COMPANY's code control tools and systems to manage access to such source code.

5.6 COMPANY understands that any changes to the specifications and requirements to a SOW made after the SOW is signed off by both parties and begun by HCL must be controlled by the Change Order process described in Section 5.1 above, and may result in execution delays. Any such resulting delay will not, in any way, be treated by COMPANY as a breach by HCL of its obligations under the contract.

6.0 ACCEPTANCE CRITERIA

6.1 The Acceptance Criteria for a SOW shall be decided by COMPANY in discussion with HCL and shall be set forth in the individual SOW. The Acceptance Test Plan may include specifications, Regression tests, Unit tests, Systems tests and Integration tests and associated test plans.

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

6.2 Within 30 calendar days following receipt of the development product Deliverables, COMPANY shall conduct acceptance tests in accordance with the agreed upon acceptance criteria and plan. If the development product passes the acceptance criteria, COMPANY shall indicate acceptance or rejection by written notice to HCL within 1 week after completion of acceptance tests or such Deliverable shall be deemed accepted. . If the development product fails to pass the acceptance criteria, COMPANY shall deliver to HCL a notice stating in detail the respects in which the product fails to conform with the acceptance criteria, and HCL shall exercise its best efforts, at no additional cost to COMPANY unless such failure was caused by Company originated specifications and materials, to correct any such errors within 30 days from receipt of notice. Upon receipt of the corrected development product, COMPANY shall promptly reschedule acceptance tests. In the event of repeated failure to meet acceptance test criteria, the Change Order process shall be utilized to determine a mutually agreed course of action under which HCL would continue to use its best efforts, at no charge to Company, to solve the non-compliance issues.

7.0  FORCE MAJEURE

7.1 Neither party hereto will be liable for any failure to perform under this Agreement in accordance with its terms if failure arises out of acts of God or the public enemy, acts of civil or military authority, fires, floods, strikes, unavailability of energy or communications sources, riots, war or priorities resulting from the foregoing. In the event that HCL is excused from performance of its obligations hereunder, COMPANY will be excused from its obligation to pay any related fees or charges as set forth in Exhibit "A" or under a SOW related to the stoppage of work. In the event that a Force Majeure affects certain SOW's, but not others, the provisions of this Article apply only to those SOW's so affected. COMPANY would be obligated to pay charges for work being performed under a SOW that is not stopped due to causes identified in this paragraph. After thirty (30) consecutive days during which a party is excused from the performance of its obligation under this Agreement pursuant to this article, the other party also will be excused thereafter from the performance of all its obligations under this Agreement until the excused party commences performance and, at the performing party's option, may terminate the effected SOW.

8.0  WARRANTIES

8.1 FOR A PERIOD OF SIXTY DAYS AFTER ACCEPTANCE OF ANY DELIVERABLE UNDER A SOW, HCL AGREES AND WARRANTS TO REPAIR ANY DEFICIENCIES IDENTIFIED BY MAPICS AT NO ADDITIONAL CHARGE. DEFICIENCIES SHALL MEAN AN ERROR, DEFECT OR DEVIATION FROM THE AGREED TO SPECIFICATIONS. IN ADDITION, HCL WARRANTS: A) THAT IT HAS ALL THE RIGHT AND AUTHORITY TO EXECUTE THIS AGREEMENT AND THAT IT HAS NOT AND WILL NOT ENTER INTO ANY AGREEMENT, THE ENFORCEMENT OF WHICH WOULD IMPAIR ITS ABILITY TO PERFORM THIS

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

AGREEMENT; B) C) THAT THE DELIVERABLES IT PROVIDES ARE ORIGINAL WORKS AND THAT THE DELIVERABLES DO NOT INCLUDE ANY MATERIALS OWNED BY OTHERS; D) THAT THE DELIVERABLES DO NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF OTHERS; AND E) THAT IT WILL COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN PERFORMING SERVICES HEREUNDER. OTHERWISE, EXCEPT THOSE WARRANTIES SET FORTH IN SECTION 16.0, HCL MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT, HCL IS NOT WARRANTING OR MAKING ANY REPRESENTATIONS CONCERNING OWNERSHIP OR INTELLECTUAL PROPERTY RIGHTS OF COMPANY ORIGINATED SPECIFICATIONS AND MATERIALS

9.0  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE WITH RESPECT TO ITS OBLIGATIONS UNDER OR ARISING OUT OF THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL, OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA OR LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL HCL BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO ANY PRODUCT OR SERVICE IN EXCESS OF THE GREATER OF $1,000,000 OR THREE TIMES THE FEES THAT HCL RECEIVES UNDER THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTWITHSTANDING THE FOREGOING, THESE LIMITATIONS SHALL NOT APPLY TO ANY CLAIM FOR INTELLECTUAL PROPERTY INDEMNIFICATION UNDER THIS AGREEMENT.

10.0 INSPECTION AND ACCESS

10.1 HCL agrees to allow inspection of the Technology Center by COMPANY's personnel, during normal business hours of HCL, and to provide reasonable assistance upon request. HCL shall also make available reasonable workspace contiguous to the resources assigned to Projects for visiting or offshore MAPICS personnel.

11.0 TERMINATION

11.1 This Agreement will terminate on the last day of the Term set forth in
Section 1 unless earlier terminated as provided below:

11.2 a. In the event of a material breach of this Agreement, the non-breaching party may serve a written notice of default on the party in breach. The notice of default shall specify the material breach in detail. If the material breach is not cured within 30 days

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

of the receipt by the party in breach of the written notice, then the non-breaching party may terminate this Agreement by written notice of termination. Further, in addition and without prejudice to any and all remedies, HCL shall have the immediate right to discontinue performance of any and all services under all SOWS, upon expiration of the 30 day cure period for any such breach of this Agreement by MAPICS in the event that MAPICS has not in good faith begun to reasonably cure such default.

     b. If either party is unable to pay its debts generally as they come due, or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all of substantially all of its obligations, then the other party may, by giving prior written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination. . Further, in addition and without prejudice to any and all remedies, HCL shall have the immediate right to discontinue performance of any and all services under all SOWS, after 30 days from the receipt of written notice of termination of this Agreement pursuant to this section 11.2b in the event that MAPICS has not in good faith begun to reasonably cure such default.

     c. MAPICS may terminate this Agreement for convenience, provided it provides 180 days' written notice to HCL. In addition, MAPICS may terminate any SOW upon fifteen (15) days written notice to HCL. Termination of an SOW shall not terminate any other SOW then in effect. Expiration of this Agreement shall not effect any SOW then in effect and this Agreement shall continue until all SOWs are completed unless otherwise terminated. Further Company shall reimburse HCL for all equipment provided to Company at no cost under section 3.1 of this Agreement upon any such termination for convenience or material breach of this Agreement by Company until HCL has received at a minimum of $475,000 in services fees from the Company under this Agreement, and after receipt of such amount, such costs shall no longer be recoverable.

12.0 Enforcement of Agreement

12.1 This Agreement shall be governed by the laws of the State of Georgia. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations first between the Program Managers, and, if necessary, between executives of the parties. The prevailing party in any lawsuit or other proceeding shall, in addition to all other relief, be entitled to recover its costs, including reasonable expert witness expense, and its reasonable attorneys' fees.

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

13.0 INSURANCE

HCL shall carry and maintain, as a minimum, the following amounts and types of insurance coverage during the term of this Agreement:

Workers' Compensation                                           State Requirements
Including Alternate Employer Endorsement

Employer's Liability                                            $500,000 Each Accident
                                                                $500,000 Disease-Policy Limit

General Liability, Bodily Injury                                $1,000,000 Each Occurrence
Property Damage                                                 $1,000,000 Aggregate

Comprehensive Form including:
(1) Premises/Operations, Single Limit,
(2) Products/Completed Operations,
(3) Contractual Liability,
(4) Independent Contractors,
(5) Broad Form Property Damage,
(6) Personal/Advertising Injury, and
(7) Designated Premises Endorsement

The General Aggregate limit shall apply separately to this Agreement or the General Aggregate shall be twice the required occurrence limit.

Excess/Umbrella Liability                                       $1,000,000
Following form over primary Commercial General Liability

Commercial Blanket Bond                                         $100,000
(Employee dishonesty)

Worker's Compensation and Employer's Liability insurance or like insurance.

14.0 CONFIDENTIALITY AGREEMENT

14.1 a. Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and Services of COMPANY and HCL, and includes, without limitation, its respective information concerning research, experimental work, development, design details and

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. Except as modified hereby, the terms of the MAPICS Mutual Non-Disclosure Agreement dated July 17, 2001 between COMPANY and HCL shall govern all Confidential Information to be exchanged between the parties. In addition, HCL agrees it will only use such Confidential Information only for the benefit of MAPICS and that it will not disclose or release any such information or documents to third parties, with the exception of its personnel who require access to such for purposes of carrying out that party's obligations under the Agreement, and who have signed a Confidentiality Agreement, which is attached hereto as Exhibit D (COMPANY Agreement).

b. HCL will promptly provide copies of such executed Recipient confidentiality agreements (Exhibits D) to COMPANY upon request.

c. With respect to any such information so accessed or acquired by one Party from the other, the Parties agree that: (i) all such information shall be and shall remain the exclusive property of the disclosing party; (ii) both Parties shall ensure that its personnel comply with the foregoing restrictions; the receiving party shall return such information to the disclosing party at its request and (iii) both Parties at all times shall maintain appropriate internal policies and procedures sufficient to satisfy its obligations under this section. The confidentiality obligations HCL shall continue for three (3) years after termination of this Agreement, except with respect to access by HCL to COMPANY customer and financial information, and related documentation, in which case the confidentiality obligation shall continue for five (5) years after termination of this Agreement, except with respect to access by HCL of COMPANY source code, in which case the confidentiality obligation shall continue for ten
(10) years after termination , unless modified in writing by authorized COMPANY and HCL representatives.

14.3 Use of Confidential Information

Each party shall take the following actions:

The building in which HCL keeps Confidential Information shall have restricted access twenty-four hours a day with access logs maintained and communicated to COMPANY upon written request of COMPANY.

Access to Confidential Information shall be restricted to persons authorized to use such information and access logs shall be maintained and communicated to the COMPANY, upon written request.

Except as otherwise agreed, neither party shall knowingly allow access to Confidential Information from a remote site through telephone or other means of access.

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

14.4 Upon termination of this Agreement, all Confidential Information will be returned to its original owner. Furthermore, except as provided for in this Agreement, all Confidential Information shall remain the property of its original owner, and no party grants any party the express or implied right to keep said Confidential Information.

14.5 Injunctive Relief for Breach

The Parties acknowledge and agree that the obligations and promises of each party under this Agreement as to Confidential Information is of a unique, intellectual character that gives them particular value. The Parties agree and acknowledge that the breach of any of the promises or agreements related to Confidential Information will result in immediate, irreparable and continuing damage to the other Party for which there will be no adequate remedy at law and, in the event of such a breach, any of the Parties will be entitled to immediate injunctive relief as may be proper, including monetary damages, if appropriate, as limited under the terms of this Agreement.

14.6. These confidentiality obligations shall survive termination of this Agreement.

15.0 INTELLECTUAL PROPERTY RIGHTS

15.1 Ownership of Work Product and Proprietary Rights.

For purposes of this Agreement, "Deliverables" shall mean any and all materials, information and/or documents including without limit drawings, designs, computer programs (in source and object code format) developed by HCL in the performance of any services for COMPANY under this Agreement. Deliverables for each Project shall be more fully described in each SOW.

HCL hereby conveys to COMPANY good and marketable title to the Deliverables, free and clear of all liens, claims and encumbrances.

All Deliverables produced by HCL will be deemed to be works made for COMPANY for hire, being works specially ordered or commissioned by COMPANY; accordingly, COMPANY will be deemed to be their author and own all right, title and interest in and to them including, without limitation, all copyright, moral rights and intellectual property rights in all countries. HCL hereby assigns to COMPANY in perpetuity the copyrights and all other intellectual property rights in any Deliverables whose rights COMPANY does not own by virtue of the foregoing provision. Upon the request of COMPANY, HCL will execute instruments of specific assignment to either COMPANY or a nominee of COMPANY

Every invention, discovery or improvement conceived, made or reduced to practice by HCL in the course of creating Deliverables or performing Services for COMPANY hereunder ("Inventions"), and all intellectual property rights in them, will be the property

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

of COMPANY. HCL will disclose promptly, and will assign to COMPANY free from any obligation to HCL, all of HCL's right, title and interest in and to all Inventions and will do all things deemed by COMPANY to be necessary or appropriate (at COMPANY' expense) to secure patent protection or other similar rights in COMPANY' name in the United States and other countries.

c. HCL expressly acknowledges that (i) all patents, copyrights, trade secrets and other proprietary rights in or related to the Deliverables or Information are or will be and will remain the exclusive property of COMPANY and (ii) HCL will have no right in or to the Deliverables or Information or any portion thereof nor will it make any claim thereto.

d. Unless otherwise specified in an Attachment, HCL shall mark all Deliverables, including copies, as "COMPANY Confidential" and include the following copyright notice: "Copyright [year], MAPICS Inc. All rights reserved.".

15.2 Cooperation. HCL will reasonably assist COMPANY in securing, maintaining and defending any intellectual property rights related to Deliverables. In doing so, HCL agrees to reasonably assist in the execution of copyright assignment documents and any other intellectual property assignment documents needed to properly confirm the intellectual property rights of COMPANY. In that regard, HCL shall have each of its employees assigned to a Project execute the Recipient agreement of Exhibit D.

15.3. HCL will indemnify, hold harmless, and defend the MAPICS from and against any and all liabilities, damages, losses, costs and expenses (including but not limited to reasonable fees of attorneys and other professionals) based upon a claim that any Deliverables or other materials prepared by or for HCL infringed any copyright, patent, trademark, or incorporated any misappropriated trade secret of any third party, unless such claim or liability arises from unaltered Company originated material and detailed specifications and provided that
COMPANY: (i) promptly notifies HCL of the claim, and (ii) provides HCL with all reasonable information and assistance, at HCL's expense, to defend or settle such a claim. HCL shall not settle any claim, without COMPANY's prior written consent if such settlement: (i) would alter, impair or reduce the scope of COMPANY's intellectual property rights, (ii) would otherwise limit the COMPANY's exercise of its rights pursuant to this Agreement, (iii) or would require COMPANY to pay any compensation or to assume any obligations including the license of its intellectual property rights.

15.4. If COMPANY's use of an HCL prepared Deliverable is enjoined due to any claim of infringement or misappropriation, as limited by section 15.3 , HCL shall either secure for COMPANY the right to continue using the Deliverable without restriction or provide COMPANY with a functional equivalent modified or replacement product so as to make it non-infringing and unrestricted. If neither of the forgoing alternatives are available, and a permanent injunction is issued, then COMPANY may terminate any obligation it owes under this Agreement or the applicable SOW, but only to the extent necessary to avoid infringement or misappropriation, and HCL shall refund to

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COMPANY, the dollar amount of fees paid for the Deliverable which is now permanently enjoined.

16.0 ADDITIONAL INDEMNITY

16.1 HCL agrees to defend, indemnify, and hold MAPICS harmless from and against any and all claims, awards or judgments which may be rendered against MAPICS arising from (a) any material breach by HCL to this Agreement; (b) any claim, which if true, would represent a material breach of any representation or warranty made by HCL to this Agreement; or (c) any negligence or willful misconduct by HCL or their agents or subcontractors. HCL shall have the right with the approval of MAPICS, which shall not be unreasonably withheld, to fully settle any such claims under terms and conditions of HCL's own selection which are not in conflict with the terms and conditions provided in this Agreement. HCL agrees to reimburse MAPICS for all of the costs and expenses (including reasonable attorneys fees) incurred by MAPICS in satisfying any settlement award or judgment resulting from a claim against MAPICS arising from the conduct of HCL as specified in subparagraphs (a) through (c) above. NOTWITHSTANDING ANYTHING TO THE CONTRARY, ACCEPTANCE BY COMPANY AND EXPIRATION OF THE 60 DAY WARRANTY PROVIDED UNDER SECTION 8.1 OF THIS AGREEMENT , FOR EACH AFFECTED DELIVERABLE , SHALL BAR ANY AND ALL CLAIMS THAT SUCH DELIVERABLE IS IN ANY WAY DEFECTIVE.

17.0 GENERAL PROVISIONS

17.1 Binding Nature and Assignment. This Agreement shall be binding on the Parties hereto and their respective successors (by merger, acquisition or otherwise) and assigns, but, except as otherwise expressed, neither party may, nor has the power to, assign this Agreement without the prior written consent of the other.

17.2 Hiring of Employees. Neither party shall, during and for one year after the termination of this Agreement, solicit any employee, consultant or agent of the other party who works on a project covered by this Agreement to leave the other party to work for the soliciting, offering or encouraging party.

17.3 Notices. Wherever under this Agreement one (1) party is required or permitted to give written notice to the other, such notice shall be deemed given the third day after its mailing by one (1) party, postage prepaid to the other party addressed as follows:

In case of COMPANY:

To be provided

With copy to:

MAPICS, Inc.

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

Attention:  General Counsel
1000 Windward Concourse Parkway
Alpharetta, Georgia  30005
Fax: 678-319-8949

In the case of HCL:

HCL Technologies
Attention: Chief Executive Officer
330, Potrero Avenue
Sunnyvale, CA 94085
Fax: 408-733-0482

Any writing which may be mailed pursuant to the foregoing may also be delivered by hand or transmitted by telegraph, telex or telecopier and shall be effective one day after having been sent to the proper address. Either party may from time to time specify as its address for purposes of this Agreement any other address upon giving ten (10) days written notice thereof to the other party.

17.4 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one (1) single Agreement between the Parties hereto.

17.5 Headings. The article and section headings and the table of contents used herein are for reference and convenience only and shall not enter into the interpretation hereof.

17.6 Relationship of Parties. HCL, in furnishing Services and Deliverables to COMPANY hereunder, is acting only as an independent contractor. HCL does not undertake by this Agreement or otherwise to perform any obligation of COMPANY, whether regulatory or contractual, or to assume any responsibility for COMPANY's business or operations. HCL has the sole right and obligation to supervise, manage, perform or cause to be performed, all work to be performed by HCL hereunder unless otherwise provided herein. HCL and its employees shall not be entitled to any fringe benefits available to employees of COMPANY, and taxes are not withheld from amounts due HCL. HCL shall be solely responsible for all income, employment and other taxes, as well as any penalties, interest or other assessments made by any taxing authority.

17.8 Severability. If any term or provision (other than a term or provision relating to any payment obligation) of this Agreement or the application thereof to any person or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

17.9. EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITIES AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

17.10 Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

17.11 Survival of Provisions. The provisions of Articles 8.0, 9.0, 10.0, 14.0, 15.0, 16.0, 17.0, 18.0, and 19.0 of this Agreement will survive the expiration or termination of this Agreement for any reason.

17.12 Media Releases. HCL may not issue any press release or otherwise disclose the terms or existence of this relationship to any third party without the prior written consent and approval of COMPANY. All announcements intended solely for internal distribution at HCL, or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of shall be coordinated with and approved by COMPANY prior to the release thereof. In the event of any required disclosure by HCL pursuant to the securities laws or any other laws or governmental regulations, HCL will (a) use its best efforts and exercise all rights available to COMPANY or HCL to maintain the confidentiality of the existence, terms and conditions of this Agreement, (b) inform COMPANY of any requests for disclosure made pursuant to law or regulation prior to making any such disclosure under this Section, and (c) allow COMPANY to contest such request and, if applicable, participate in any resulting proceedings through counsel of COMPANY's choosing and at COMPANY's expense. COMPANY shall not use HCL's name in any press release or public statement (except as required by law) without HCL's prior written consent.

17.13 No Third Party Beneficiary. Nothing in this Agreement may be relied upon or shall benefit any party other than the Parties hereto.

17.14 Entire Agreement. This Agreement, including any Schedules, Exhibits, or Project SOWs referred to herein, each of which is incorporated in this Agreement for all purposes, constitutes the Entire Agreement between the Parties with respect to the subject matter of this Agreement and there are no representations, understandings or agreements relating to this Agreement which are not fully expressed herein. This

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

Agreement supersedes the Letter of Intent dated October 12, 2001 between the parties. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced. Should the provisions of this agreement conflict with any provision of a related NDA, Schedule, Exhibit or Project Service Agreement, then the provisions of this Agreement shall govern.

17.15 Each party warrants that it has full power to enter into and perform this Agreement and the related Projects, and the person signing this Agreement and the related Projects on either party's behalf has been duly authorized and empowered to enter in such Agreement. HCL represents and warrants to COMPANY that as of the Effective Date of this Agreement: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the country of United States of America and India, (b) it has all requisite power and authority to enter into and perform its obligations under this Agreement, and there are no actions, suits or proceedings pending, or to the best of its knowledge threatened, which may have a material adverse effect on its ability to fulfill its obligations under this Agreement or on its operations, business properties, assets or condition. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

17.17 HCL may not assign, subcontract or otherwise transfer any of its rights or obligations under this Agreement or any Project without MAPICS' prior written consent. MAPICS may assign this Agreement (i) to any entity to which it transfers substantially all of its assets or with which it is consolidated or merged or (ii) to a corporation that owns a majority of its voting stock or of which it owns a majority of the voting stock.

IN WITNESS WHEREOF, COMPANY and HCL have each caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first set forth above.

HCL TECHNOLOGIES LTD., for itself and
On behalf of
HCL TECHNOLOGIES AMERICA INC.               MAPICS, Inc.

---------------------------                 ---------------------------


By:                                         By:
    ---------------------                       -----------------------

Title:                                      Title:
       ------------------                         ---------------------

Date:                                       Date:
       ------------------                         ---------------------

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES
                                    EXHIBIT A

                                  FEE SCHEDULE
                                  ------------

------------------------------------------------------------------------------
               COMPANY HCL Technology Center - Rate Structure
------------------------------------------------------------------------------
Engineering Cost
------------------------------------------------------------------------------
Blended Offshore Rates   All positions & Skill Levels   $18 per hour
------------------------------------------------------------------------------
Blended Onsite Rates     All positions & Skill Levels   $50 per hour
------------------------------------------------------------------------------
Travel
------------------------------------------------------------------------------
         Reasonable travel (but not lodging      As Actuals in accordance with
         or boarding/meal expense) by HCL        MAPICS policies.
         offshore team to Onsite base location
------------------------------------------------------------------------------
         Reasonable travel, boarding/meal        As Actuals in accordance with
         & lodging expenses for travel by HCL    MAPICS policies.
         to locations outside of their Onsite
         base location
------------------------------------------------------------------------------

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                                    EXHIBIT B

                          STAFFING REQUIREMENT FORECAST
                          -----------------------------

Staffing Forecast for the COMPANY HCL Technology Center

Staff Category             Project 1   Project 2   Project 3
--------------             ---------   ---------   ---------
Programmers
Project Leaders
Project/Facility Manager

LIST OF TEAM MEMBERS AS OF THE EFFECTIVE DATE

     HCL to provide a list of named On-site and Offshore team members devoted to MAPICS Projects planned as of the effective date.

                                       20

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                                    EXHIBIT C

                                COMPANY SOFTWARE
                                ----------------

        SOFTWARE                     VERSION                   PATCHES/SP

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                To be provided by

                                    Company

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                                    EXHIBIT D
                                    ---------

              AGREEMENT REGARDING COMPANY CONFIDENTIAL INFORMATION
              ----------------------------------------------------

1. HCL is and may in the future be in possession of certain Confidential Information of MAPICS, Inc. ("COMPANY") which HCL has received pursuant to an Offshore Development Services Agreement between HCL and Company dated
     November   , 2001 (the "Agreement").
              --

2. To further the purposes of the Agreement and in consideration of the disclosure to Recipient of "Confidential Information" of COMPANY, Recipient agrees to comply with the terms hereof.

3. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of COMPANY, or its affiliates, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

     Exceptions; Notwithstanding the other provisions of this Agreement, nothing
     ----------
     received by HCL or COMPANY shall be considered to be the Confidential Information of COMPANY or HCL if:

     a) The information has been published or is otherwise readily available to the public by means other than the breach of this Agreement. b) The information has been independently developed by or for HCL or COMPANY prior to its first receipt from the other party, as indicated in files existing at the time of initial disclosure and disclosed to COMPANY or HCL at that time. c) The information disclosed by COMPANY or HCL to a third party intentionally, without restrictions on disclosure

4. Recipient agrees not to use the Confidential Information for any purpose except for the specific purposes which COMPANY or HCL authorize in writing. Recipient agrees not to disclose the Confidential Information to any person at any time except to employees of COMPANY or HCL and to other employees or subcontractors of COMPANY or HCL who are parties to an agreement in this form. Recipient agrees to use his or her best efforts to prevent any unauthorized use or disclosure of the Confidential Information, and to promptly notify COMPANY or HCL of any such unauthorized use of which Recipient learns.

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5.   All materials, including without limitation, Confidential Information and other programs, recorded information, documents, drawings, models, apparatus, sketches, designs, and lists furnished to Recipient by COMPANY or HCL are the property of COMPANY or HCL, as applicable, will remain the property of COMPANY or HCL, as applicable, and will be returned to the providing party at the providing party's request, together with any copies or modifications thereof.

6. Recipient acknowledges that COMPANY is a third-party beneficiary of this Agreement, and that unauthorized use or disclosure of the Confidential Information will result in irreparable and continuing damage to COMPANY for which there will be no adequate remedy at law. If Recipient fails to comply with the terms of this Agreement, COMPANY shall be entitled to equitable relief to protect its interests, including but not limited to injunctive relief, in addition to any other rights and remedies provided by law.

7. This Agreement will be governed in all respects by the laws of the State of Georgia. If any provision of this Agreement is held to be invalid, the parties agree that such invalidity will not affect the validity of the remaining portions of this Agreement, and agree to substitute of the invalid provision. Recipient will not assign or transfer any rights or obligations under this Agreement without the prior written consent of COMPANY or HCL. This Agreement contains the entire understanding of the parties regarding the matters set forth herein. This Agreement may be modified only by a writing signed by all parties. The waiver by COMPANY or HCL of a breach of any provision of this Agreement by Recipient will not operate or be interpreted as a waiver of any other or subsequent breach by Recipient.

     All Deliverables produced by Recipient in connection with services provided under COMPANY Projects will be deemed to be works made for COMPANY for hire, being works specially ordered or commissioned by COMPANY; accordingly, COMPANY will be deemed to be their author and own all right, title and interest in and to them including, without limitation, all copyright, moral rights and intellectual property rights in all countries. Recipient hereby assigns to COMPANY in perpetuity the copyrights and all other intellectual property rights in any Deliverables whose rights COMPANY does not own by virtue of the foregoing provision. Upon the request of COMPANY, Recipient will execute instruments of specific assignment to either COMPANY or a nominee of COMPANY

     Every invention, discovery or improvement conceived, made or reduced to practice by Recipient in the course of creating Deliverables or performing Services for COMPANY hereunder ("Inventions"), and all intellectual property rights in them, will be the property of COMPANY. Recipient will disclose promptly, and will assign to COMPANY free from any obligation to Recipient, all of Recipient's right, title and interest in and to all Inventions and will do all things

                                       23

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     deemed by COMPANY to be necessary or appropriate (at COMPANY' expense) to secure patent protection or other similar rights in COMPANY' name in the United States and other countries.

8.   The effective date of this Agreement is           . Recipients' obligations
                                             ----------
     under this Agreement shall continue indefinitely unless modified in writing by an authorized representative of Company.

Recipient:
              ----------------------------------------------------------


Signature:
              ----------------------------------------------------------
Printed Name:
              ----------------------------------------------------------
Title:
              ----------------------------------------------------------
Address:
              ----------------------------------------------------------

                                       24

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                                    EXHIBIT E
                                    ---------

                       OPERATING ENVIRONMENT CONFIGURATION
                       -----------------------------------

To be provided by Company

                                       25

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[LOGO] MAPICS                                            [LOGO] HCL TECHNOLOGIES

                                    EXHIBIT F

                             EXAMPLE CONTENT OF SOW
                             ----------------------

Terms and conditions of the Technology Center Agreement are incorporated by reference. In the event of a conflict between this SOW and the Technology Center Agreement, the Technology Center Agreement shall control.

                                       SOW

                                     Between

COMPANY

                                       and

                                       HCL

Introduction
Scope of Work
   Within Scope
   Out of Scope
Assumptions
Deliverables
   From HCL to COMPANY
COMPANY Software
Specifications
Acceptance Criteria
Project Management
   Responsibilities
      Of HCL
      Of COMPANY
   Staffing (names provided)
   Communication between HCL & COMPANY
   Status Reports
   Problem Resolution Procedure
   Change Request Procedure
   Risk Management
Project Schedule
Effort Estimate
Service Levels or Other Productivity Commitments

                                       26